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                                                                     EXHIBIT 4.3


                       FORM OF APEX SILVER MINES LIMITED
                      NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT (the "Agreement"), effective as of the 10th day of April, 1997 (the "Grant Date"), between Apex Silver Mines Limited (the "Company") and ________ (the "Optionee").

     WHEREAS, the Company has determined to grant an option to the Optionee in consideration for services to be rendered by the Optionee to the Company;

                  The parties hereto agree as follows:

     1. GRANT. Effective as of the Grant Date, the Company hereby grants to the Optionee the right and option hereinafter described (the "Option") to purchase all or any part of an aggregate of ____ whole shares ("Shares") of the share capital, $.01 par value, of the Company and such other securities as may be substituted for such share or such other securities pursuant to Section 8. This Option will not qualify as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. PURCHASE PRICE. The Optionee shall be entitled to purchase Shares upon exercising the Option at a price (the "Exercise Price") equal to $8.00 per Share.

     3. DURATION. The Option shall be exercisable for ten (10) years from the Grant Date (the "Exercise Term").

     4. EXERCISABILITY. The Option may be exercised commencing immediately upon its grant.

     5. METHOD OF EXERCISE. The Optionee may exercise the Option, in whole or in part, prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of Shares to be purchased, and paying in full the Exercise Price in cash (including by check) or by surrender of Shares already owned by the Participant having a Fair Market Value (as defined below) at the time of exercise equal to the Exercise Price, or by a combination of cash and Shares.

     6. LIMITATIONS ON TRANSFERABILITY. The Option will not be transferable by the Optionee except by will or the laws of descent and distribution or to a Beneficiary in the event of the Optionee's death, and, shall be exercisable during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative; provided, however, that the Optionee may transfer the Option to (i) his or her spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options
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shall be prohibited except those occurring by laws of descent and distribution.
Following any such transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of the Agreement, the term Optionee shall be deemed to refer to the transferee. Options may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

     7. NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in this Agreement will confer upon the Optionee any right to continue to serve as a director or advisory director of the Company.

     8. ADJUSTMENTS. The number of Shares covered by the Option and the Exercise Price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a Share dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Board of Directors (the "Board") of the Company may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Agreement for the Company and the Optionee in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction. Notwithstanding any other provision of the Agreement, the Board may cause the Option granted hereunder to be canceled in consideration of a cash payment or alternative award made to the Optionee equal in value to the Fair Market Value of the canceled Option. Notwithstanding anything to the contrary in this Section 8, no issuance of Shares effected pursuant to the terms of the Buy-Sell Agreement dated as of August 6, 1996 by and among, inter alia, the Company, Consolidated Commodities Ltd., Argentum LLC and Silver Holdings LDC or certain entities affiliated therewith, that does not constitute a change in control shall result in any adjustment to the number or value of any Shares to be issued pursuant to this Option.

     9. NO SHAREHOLDER RIGHTS CONFERRED. Nothing contained in the Agreement will confer upon the Optionee any rights of a shareholder of the Company unless and the Option granted hereunder is validly exercised in accordance with Section 5.

     10. COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with this Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other U.S. federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws,

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regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Option will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     11. TAX WITHHOLDING. The Company shall have the right to deduct from any cash distributed to the Optionee hereunder the federal, state and local income taxes and other amounts required by law to be withheld (the "Withholding Taxes") therefrom. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the appropriate Withholding Taxes to the Company before such Shares are issued. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

     12. DEFINITIONS. In addition to terms defined elsewhere in the Agreement, for purposes of this Agreement:

          (a) "Fair Market Value" of a Share on a given date means the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked prices per Share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) as reported in the WALL STREET JOURNAL; PROVIDED, HOWEVER, that the "Fair Market Value" of a Share subject to Options granted effective on the date on which the Company commences an Initial Public Offering shall be the price of the shares so issued and sold, as set forth in the first final prospectus used in such Initial Public Offering.

          (b) "Initial Public Offering" means an initial public offering of Shares in a firm commitment underwriting register with the U.S. Securities and Exchange Commission in compliance with the provisions of the U.S. Securities Act of 1933, as amended.

     13. MODIFICATION. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     14. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     15. GOVERNING LAW. The validity, construction, and effect of the Agreement and the Option issued hereunder will be determined in accordance with the laws of the Cayman Islands.

     16. SUCCESSORS IN INTEREST. This Agreement shall inure to the

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benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's successors and shall inure to their benefit.

     17. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined in good faith by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

     18. NO ASSIGNMENT. Except as otherwise provided herein, the rights of the Optionee hereunder may not be assigned or otherwise transferred to any other party.

     19. LEGEND. The certificates representing the Shares to be issued pursuant hereto shall bear the following legend:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECRITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH.

     IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFERS AND VOTING RESTRICTIONS PURSUANT TO A SHAREHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN OF THE COMPANY'S MEMBERS. A COPY OF SUCH SHAREHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                                                     APEX SILVER MINES LIMITED

Attest:                                              By:________________________
                                                          Chairman
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Secretary

                                                     ---------------------------
                                                          Optionee

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